PROSPECTUS SUPPLEMENT              This Prospectus Supplement,
FOR THE PERIOD ENDING              filed pursuant to Rule 424(b)(3),
JANUARY 31, 1998 TO                relates to Registration Statement
PROSPECTUS DATED                   No. 33-57302-02 and the
JANUARY 26, 1993                   Prospectus dated January 26, 1993

                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 17, 1998


                           DISCOVER CARD TRUST 1993 B
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                    0-21506                      Not Applicable
---------                   -----------                  -------------
(State of                   (Commission                  (IRS Employer
organization)               File Number)               Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                           19720
----------------------------------------     ----------
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (302) 323-7826


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


                                  Page 1 of 14
                         Index to Exhibits is on page 4

Item 5. Other Events

On February 17, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the Due Period of January 1998, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.           Description

21 Monthly Certificateholders' Statement for Discover Card Trust 1993 B related to the Due Period ending January 31, 1998.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                DISCOVER CARD TRUST 1993 B
                                  (Registrant)

                                By: DISCOVER RECEIVABLES FINANCING
                                    GROUP, INC.
                                    as originator of the Trust


                                By:        Richard W. York
                                   -------------------------------
                                   Richard W. York
                                   Vice President


Date: February 17, 1998

                                  EXHIBIT INDEX

Exhibit No.           Description

21 Monthly Certificateholders' Statement for Discover Card Trust 1993 B related to the Due Period ending January 31, 1998.